[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

                                                                  EXHIBIT 10.105

                 TERMINATION OF COLLABORATIVE RESEARCH AGREEMENT
                       BETWEEN SEQUANA THERAPEUTICS, INC.
                                       AND
                            CORANGE INTERNATIONAL LTD


        This Termination Agreement, effective as of February 13, 1999 (the "Effective Date"), is made by and between Sequana Therapeutics, Inc., a California corporation (d/b/a Axys Pharmaceuticals, Inc, ("Axys")) and Corange International Ltd., a Bermuda Corporation, ("Corange") and terminates the Collaborative Research Agreement entered into as of the 30th day of June 1995, by and between Axys and Corange, as amended (the "Collaboration Agreement").

        WHEREAS, the Parties desire to terminate the Collaboration Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual promises and covenants set forth below, for other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties intending to be legally bound, agree as follows:

1. Unless otherwise defined in this Termination Agreement, capitalized terms shall have the meanings given to them in the Collaboration Agreement.

2. The Collaboration Agreement is hereby terminated and, except as set forth herein, shall be of no further force or effect, such termination to be effective as of the Effective Date. Except as specifically granted herein, all rights, privileges, obligations and licenses granted under the Collaboration Agreement are canceled. The Parties acknowledge and agree that Articles IX and X of the Collaboration Agreement shall not survive termination of the Collaboration Agreement.

3. (a) Axys shall deliver to Corange or its designee as soon as reasonably practicable following the Effective Date: (i) [*] contained in the Osteoporosis Database and (ii) duplicate copies of all data contained in the Osteoporosis Database excluding any data relating to [*] sample collections, in a file format mutually agreed by the parties. Such delivery shall be performed in accordance with instructions provided by Corange or its designee and at Corange's or its designee's expense.

        (b) In the event that Axys or Corange or its designee are able to successfully negotiate an agreement with [*] as described in paragraph 8 within [*] following the Effective Date, Axys shall deliver to Corange or its designee as soon as reasonably practicable thereafter, [*] contained in the Osteoporosis Database and duplicate copies of all data relating to the [*] contained in the Osteoporosis Database. In the event that Axys or Corange or its designee are able to successfully negotiate an agreement with [*] as described in paragraph 8 within [*] following the Effective Date, Axys shall deliver to Corange or its designee as soon as reasonably practicable thereafter, [*] contained in the Osteoporosis Database and duplicate copies of all data relating to the [*] contained in the Osteoporosis Database. All such deliveries shall be performed in accordance with instructions provided by Corange or its designee and at Corange's or its designee's expense.

4. Corange or its designee will pay to Axys within thirty (30) days following the Effective Date the sum of [*], upon receipt of invoice.

5. Corange acknowledges and agrees that Axys has fulfilled all of its obligations under the Collaboration Agreement and there are no funds to be returned to Corange under Section 2.4 of the Collaboration Agreement. Axys acknowledges and agrees that Corange has fulfilled all of its obligations under the Collaboration Agreement. Other than the payment obligations contained in this Termination Agreement, Corange has no further payment obligations to Axys under the Collaboration Agreement.

6. Subject to paragraphs 3 and 7, each Party shall have the right to use and exploit the Osteoporosis Database without a duty to account to the other Party for profits derived therefrom.

7. (a) Subject to paragraph 10(a) below, Corange hereby grants to Axys and Axys hereby accepts a perpetual, paid-up, exclusive (even as to Corange), world-wide license (with the right to grant sublicenses) under Corange's interest in the Joint Results to use the [*] data contained in the Osteoporosis Database, for any purpose.

        (b) Subject to paragraph 10(b) below, Corange hereby grants to Axys and Axys hereby accepts a perpetual, paid-up, exclusive (even as to Corange), world-wide license (with the right to grant sublicenses) under Corange's interest in the Joint Results to use the [*] data contained in the Osteoporosis Database, for any purpose.

8. Promptly following the Effective Date, Axys will endeavor to negotiate on behalf of Corange or its designee, agreements with each of [*] to (i) allow [*] provided to Axys by [*] to be transferred to Corange or its designee; (ii) fix the maximum royalty payment which may be owed by Corange or its designee to [*] by Corange or its designee of diagnostic and therapeutic products which result from the use of samples and data from the [*] and to [*] by Corange or its designee of diagnostic and therapeutic products which result from the use of samples and data from the [*], with [*] as under the agreement between Axys and [*]; (iii) grant Corange or its designee a non-exclusive license to develop and commercialize diagnostic and therapeutic products; and (iv) relieve Axys of any royalty or milestone

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

        obligations to [*] with respect to Corange's or its designee's use of the [*]. In the event that Axys is unable to successfully negotiate one or both of the agreements described in this paragraph 8 within a period of [*] from the Effective Date, either Corange or its designee or Axys may endeavor to negotiate such agreements for a further [*] period during which time Axys agrees to use reasonable efforts to assist Corange or its designee in obtaining such agreements.

9. In the event that Axys and/or Corange or its designee are able to successfully negotiate both agreements as described in paragraph 8 above within [*] following the Effective Date, Corange or its designee will pay Axys [*]. In the event that Axys and/or Corange or its designee are able to successfully negotiate only one of the agreements as described in paragraph 8 above within [*] following the Effective Date, Corange or its designee will pay Axys [*] if such agreement is with [*] or [*] if such agreement is with [*].

10. (a) In the event that Axys and/or Corange or its designee are unable to successfully negotiate an agreement with [*] as described in paragraph 8 above, Corange or its designee's scientists will have the right to access the [*] for additional analyses, on Axys' premises, for a period of [*] from the end of the negotiation periods referred to in paragraph 8 above, upon payment to Axys, within thirty (30) days of the end of the negotiation periods described in paragraph 8 above, of the sum of [*]. In such event Axys will also provide Corange or its designee with duplicate copies of all data related to the [*] contained in the Osteoporosis Database. If Corange or its designee fails to make such payments within the said thirty (30) day period, Corange's or its designee's rights with respect to the [*] data contained in the Osteoporosis Database will terminate and the rights granted in paragraph 7(a) above will be deemed granted by Corange to Axys.

        (b) In the event that Axys and/or Corange or its designee are unable to successfully negotiate an agreement with [*] as described in paragraph 8 above, Corange or its designee will have the right to receive and use [*], in Axys possession, upon payment to Axys within thirty (30) days of the end of the negotiation periods described in paragraph 8 above, of the further sum of [*] and a written agreement from Corange or its designee reasonably acceptable to Axys, within that same thirty (30) day period, to assume responsibility for [*] with respect to Corange's or its designee's use of such samples. In such event Axys will also provide Corange or its designee with duplicate copies of all data related to the [*] contained in the Osteoporosis Database. If Corange or its designee fails to make such payment and provide such written agreement within the said thirty (30) day period, Corange's or its designee's rights with respect to the [*] data contained in the Osteoporosis Database will terminate and the rights granted in paragraph 7(b) above, will be deemed granted by Corange to Axys.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.

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

11. Neither Party hereto shall issue any press release or other publicity materials, or make any public representation with respect to the existence of the Termination Agreement or the subject matter hereto without the prior written consent of the other Party. However, this restriction shall not apply to disclosures required by law or regulation.

12. Section 17 of the Collaboration Agreement shall continue in full force and effect.

13. Section 12 of the Collaboration Agreement shall continue in full force and effect. Further, Corange agrees to indemnify, defend and hold Axys, its Affiliates and sublicensees and their respective directors, officers, employees and agents harmless from and against any losses, costs, claims, damages, liabilities or expense (including reasonable attorneys fees and other expenses of litigation) arising out of or in connection with Corange's or its designee's transfer or use of the biological materials and data provided by Axys to Corange or its designee under this Termination Agreement.

14. Each Party hereby covenants and represents to the other Party that it has full right and authority to enter into this Termination Agreement.

15. This Termination Agreement shall not be assignable by either Party hereto, except to an Affiliate, without the prior written consent of the other Party.

16. This Termination Agreement represents the entire understanding and agreement between the Parties hereto with respect to the subject matter hereof. This Termination Agreement may be amended, modified, supplemented or changed only by an agreement in writing which is signed by each Party.

17. This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto cause this Termination Agreement to be duly executed in its name and on its behalf, as of the Effective Date.

SEQUANA THERAPEUTICS, INC.           CORANGE INTERNATIONAL LTD.

By:  /s/  Daniel H. Petree           By:  /s/  C. George Burch         /s/ John S.T. Stout
     -----------------------------        ----------------------       ----------------------------
Name:  Daniel H. Petree              Name: C. George Burch             Name: John S.T. Stout
     -----------------------------        ----------------------             ----------------------
Title:    CEO                        Title:    Director                Title: Director
       ---------------------------        ----------------------              ---------------------

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED.


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